Exhibit 99.1
Contact: Julie Prozeller – Analysts/Investors FTI Consulting 212-850-5721 alliancedata@fticonsulting.com	NEWS RELEASE
Shelley Whiddon – Media 214-494-3811 shelley.whiddon@alliancedata.com

ALLIANCE DATA CLOSES $467 MILLION OF TERM ASSET-BACKED SECURITIES

DALLAS – Oct. 9, 2012– Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that World Financial Network Credit Card Master Note Trust has issued $467 million of public, fixed-rate, term asset-backed securities.  The asset-backed securities were issued as part of the securitization program for Alliance Data’s private label credit card banking subsidiary, Comenity Bank (formerly known as World Financial Network Bank).

The securities consist of five classes of notes with an average life of just under 7 years and a weighted average fixed-rate of 2.25 percent. Approximately $390 million of the issuance was sold to investors. A subsidiary of Comenity Bank retained approximately $77 million of the subordinated bonds. The Class A Notes, which comprise $350 million of the $467 million, were rated AAA (sf) by S&P, Fitch and DBRS. The Class M, Class B and Class C subordinated bonds all achieved investment grade ratings from S&P, Fitch and DBRS.

J.P. Morgan, BofA Merrill Lynch and Credit Suisse were joint book runners for this offering.

Charles Horn, chief financial officer of Alliance Data, said, “Once again, we are very pleased to have placed long-term fixed-rate debt at historically low coupons.  We are proud to be a leader in the term ABS markets, having now issued over $10 billion of ABS notes since 1996.  Given the strong growth and performance we’ve experienced in our private label credit card business, we have now completed four public term ABS offerings this year.  With over $1.7 billion in issuance in 2012 alone, this marks our most active year ever.  Our objective remains to lock in longer-term funding at attractive levels in order to achieve a balanced funding structure and build greater visibility into our earnings, while creating excess liquidity for future growth.”

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs nearly 9,000 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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